CONSENT OF ROBERT L. SANDEFUR

The undersigned hereby consents to:

(i)

the filing of the written disclosure regarding the technical report entitled “Technical Report Update of Gas Hills Uranium Project Freemont and Natrona Counties, Wyoming, USA” dated March 22, 2013 (the “Technical Disclosure”), contained in the Annual Report on Form 10-K for the period ended December 31, 2015 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission;

(ii)

the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-8 Registration Statements (File Nos. 333-205182 and 333- 194900), and any amendments thereto (the “S-8s”);

(iii)	the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form F-4 Registration Statement, as amended (File No. 333-203996) (the “F-4”); and

(iv)	the use of my name in the 10-K, the S-8s and the F-4.

/s/ Robert L. Sandefur
Robert L. Sandefur, Certified Professional
Engineer

Date: March 15, 2016